                                                           EXHIBIT 99(b)


                              USF&G CORPORATION
        THIS PROXY IS SOLICIATED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              USF&G CORPORATION
                             6225 CENTENNIAL WAY
                          BALTIMORE, MARYLAND 21209

P
            The undersigned hereby (1) acknowledges receipt of the Notice of R Special Meeting of Shareholders of USF&G Corporation ("USF&G"), a Maryland
   corporation, to be held at the offices of USF&G, Founders Building, 6225
O Centennial Way, Baltimore, MD at 9:00 a.m., local time, on April 7, 1998 (the "Meeting"), and at any adjournments or postponements thereof, and the Joint
X Proxy Statement/Prospectus furnished in connection therewith, and (2) appoints Norman P. Blake, Jr., Dan L. Hale and John A. MacColl, and each of
Y them, as his or her proxies (with full power of substitution) of and in the name, place, and stead of the undersigned, to represent the undersigned at the Meeting and to vote upon and act with respect to all of the shares of Common Stock, par value $2.50 per share, of USF&G (the "USF&G Common Stock"), standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Meeting and at any adjournments or postponements thereof and, at the discretion of the proxies on any other business (including a motion to adjourn) that may properly come before the Meeting or any adjourments or postponements thereof. Any proxy voted against the proposal set forth on the reverse side will be voted against a proposal to adjourn the Meeting.

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.


The undersigned directs that this proxy be voted as specified below:


To approve the merger (the "Merger") of SP Merger Corporation ("Merger Sub"),
a Maryland corporation and a wholly owned subsidiary of the St. Paul                FOR       AGAINST       ABSTAIN
Companies, Inc. ("St. Paul"), a Minnesota corporation, with and into USF&G,         /  /       /  /           /  /
pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of January 19, 1998, as amended, among USF&G, St. Paul and Merger
Sub (the "Merger Agreement").


                                                THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL
                                          BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS
                                          PROXY WILL BE VOTED FOR THE PROPOSAL. THE PROXIES CANNOT
                                          VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                Notwithstanding shareholder approval of the Merger, USF&G reserves the right to terminate the Merger Agreement and abandon the Merger at any time prior to the consummation of the Merger, subject to the terms and conditions of the Merger Agreement.

                                                The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the USF&G Common Stock and hereby ratifies and confirms all that the proxies named above, their substitutes, or any of them may lawfully do by virtue hereof.

PLEASE PROMPTLY MARK, SIGN, DATE, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPED, NO POSTAGE IS REQUIRED.

Signature(s) of Shareholder(s)______________________ (if jointly held)________________  Date:__________, 1998
PLEASE DATED THIS PROXY AND SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON.
WHERE THERE IS MORE THAN ONE OWNER, EACH SHOULD SIGN. WHEN SIGNING AS AN
ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN, OR TRUSTEE, PLEASE ADD YOUR
TITLE AS SUCH. IF EXECUTED BY A CORPORATION. THE PROXY SHOULD BE SIGNED BY A
DULY AUTHORIZED OFFICER AND STATE THE FULL NAME OF THE CORPORATION.